EXHIBIT 99.1

INDEPENDENT AUDITOR’S REPORT

To the Shareholder and Officers

of Pie in the Sky, Inc.

Woods Hole, Massachusetts

Qualified Opinion

We have audited the accompanying financial statements of Pie in the Sky, Inc. (a Massachusetts corporation), which comprise the balance sheet as of December 31, 2021, and the related statements of income, retained earnings, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, except for the effects of computing depreciation as discussed in the Basis for Qualified Opinion section of our report, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Pie in the Sky, Inc. as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Qualified Opinion

The Company has computed depreciation on several major assets in accordance with the Modified Accelerated Cost Recovery System (MACRS) required for federal income tax purposes, which does not allocate depreciation to expense over the estimated useful lives of the assets. In our opinion, those assets should be depreciated over their estimated useful lives to conform with accounting principles generally accepted in the United States of America. If the financial statements were corrected for that departure from U.S. generally accepted accounting principles, based on a straight-line depreciation method, accumulated depreciation would be decreased by $18,168 as of December 31, 2021, and net income would be increased by $7,022 for the year then ended.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Pie in the Sky, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Pie in the Sky, Inc. ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

John F. Coggin, CPA

222 W Las Colinas Blvd Ste 1650

Irving, TX 75039

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Pie in the Sky, Inc. internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Pie in the Sky, Inc. ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

John F. Coggin, CPA

Irving, Tx. 75039

April 30, 2022

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Pie in the Sky, Inc.

Balance Sheet

December 31, 2021

December 31, 2021
ASSETS
Current Assets
Cash in Banks	$788,916
Loan Receivable from Related Party	138,506
Inventory	2,500
Investments - Mutual Fund	883,228
Total Current Assets	1,813,150

Fixed Assets
Equipment	418,470
Furniture and Fixtures	123,336
Goodwill	25,000
Vehicles	31,094
Accumulated Depreciation	(586,270)
Total Fixed Assets	11,630

TOTAL ASSETS	1,824,780

LIABILITIES & EQUITY
Current Liabilities
Account Payable	75,149
Gift Cards Outstanding	3,458
Taxes Payable	27,881
Total Current Liabilities	106,488

TOTAL LIABILITIES	106,488

Shareholder's Equity
Capital Stock ($1.00 par, $1,000 shares authorized,	1,000
issued and outstanding)
Retained Earnings	1,717,292
Total Equity	1,718,292

TOTAL LIABILITIES & SHAREHOLDER'S EQUITY	$1,824,780

The accompanying notes are an integral part of these financial statements.

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Pie in the Sky, Inc.

Statement of Income and Retained Earnings

For the Year Ended December 31, 2021

2021
Income
Sales	$1,981,954
Total Revenue	1,981,954

Cost of Goods Sold
Cost of Goods Sold	591,413
Total Cost of Goods Sold	591,413

Gross Profit	1,390,541

Expenses
Advertising Expense	169
Automobile Expense	1,426
Bank Service Charges	2,950
Compensation and Benefits	59,609
Computer and Internet Expense	2,840
Depreciation	18,250
Due and Subscription	908
Insurance	41,152
Business Licenses & Permits	737
Merchant Account Fees	49,006
Occupancy Cost	32,676
Office Supplies	5,788
Postage and Delivery	2,921
Printing and Reproduction	3,093
Payroll Expense	666,694
Payroll Tax	96,040
Professional Fees	17,765
Rent Expense	121,122
Repairs and Maintenance	32,369
Tax Expense	23,469
Travel and Entertainement Expense	988
Uniforms	1,600
Utilities	10,363
Total Expense	1,191,935

Net Ordinary Income	198,606

The accompanying notes are an integral part of these financial statements.

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Pie in the Sky, Inc.

Statement of Income and Retained Earnings

For the Year Ended December 31, 2021

2021

Other Incomes/Expense:
Capital Gain Distribution	3,215
Dividend Income	5,896
Unrealized Gain/Loss	(15,745)
Grants	1,230,833
Interest expense	(1,000)
Other	16,218
1,239,417

Net Income	1,438,023
Beginning Retained Earnings	279,269
Ending Retained Earnings	$1,717,292

The accompanying notes are an integral part of these financial statements.

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Pie in the Sky, Inc.

Statement of Cash Flows

For the Years Ended December 31, 2021

2021
OPERATING ACTIVITIES

Net Income	$1,438,023
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation	18,250
Loan Receivable	(103,506)
Accounts Payable	75,149
Investment in Mutual Funds	(883,228)
Tax Payable	27,410
Other	(15,547)
Net cash provided by Operating Activities	556,551

INVESTING ACTIVITIES
Net cash provided by Investing Activities	-

FINANCING ACTIVITIES
Net cash provided by Financing Activities	-

Net cash increase for period
Cash at beginning of period	232,365
Cash at end of period	$788,916

Other Data:
Interest Expense Paid	1,000

The accompanying notes are an integral part of these financial statements.

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Pie in the Sky, Inc.

Notes to Financial Statements

For the Year Ended December 31, 2021

NOTE 1. NATURE OF ORGANIZATION

Pie in the Sky, Inc. (The “Company”), operates a coffee cafe and bakery based in Massachusetts. The company offers organic fresh-brewed coffee beverages, bulk coffee, pastries, breakfast and lunch items, gift cards and merchandise to the local community and the visitors to the area. Pie in the Sky Bakery & Café is open 7 days a week, 364 days a year, time ranging seasonally from 5 am –10 pm.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting

The Company maintains it books and records, and corresponding financial statements, on the accrual method of accounting in compliance with generally accepted accounting principles recognized in the United States of America.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. It is reasonably possible that changes may occur in the near term, within one year, that would affect management’s estimates with respect to the percentage of completion method, allowance for doubtful accounts, accrued expenses and percentage of completion of jobs in process.

Balance Sheet Classifications

The Company includes in current assets and liabilities retentions receivable and payable under construction contracts that may extend beyond one year. A one-year time period is used as classifying all other current assets and liabilities.

Cash and Cash Equivalents

Cash equivalents are short term, interest bearing, highly liquid investments with original maturities of three months or less, unless the investments are held for meeting restrictions of a capital nature. Also, certificates of deposit are considered a current asset as they can be converted immediately into cash despite a penalty for early withdrawal.

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Pie in the Sky, Inc.

Notes to Financial Statements

For the Year Ended December 31, 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Revenue recognition

Revenue is recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration the Company expect to receive in exchange for those products or services. Given the nature of the Company’s business, revenue is generally recognized at the point of sale.

Property and equipment

Property and equipment is stated at cost. Depreciation is computed using the MACRS method over the estimated useful lives of the assets that range from 5 to 7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life of the improvement or the lease term. Expenditures for repairs and maintenance are charged to expense as incurred.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. impairment is present when the sum of undiscounted estimated future cash Flows expected to result from use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. During the years ended December 31, 2021, there was no impairment losses recognized for long-lived assets.

Advertising Costs

Advertising costs are expensed as incurred. Total advertising cost for the years ended December 31, 2021 was minimal.

Income Taxes

Provisions for income taxes are not reflected in the financial statements. The Company has elected to be taxed as a Subchapter S Corporation with the Internal Revenue Service. Accordingly, the company is a “pass thru” entity and all income and/or losses are passed directly to the shareholder. The Company is subject to Massachusetts franchise tax, there was no liability as of the financial statements.

If it is probable that an uncertain tax position will result in a material liability and the amount of the liability can be estimated, the estimated liability is accrued. If the Company were to incur any income tax liability in the future, interest on any income tax liability would be reported as interest expense, and penalties on any income tax would be reported as income taxes. As of December 31, 2021, there were no uncertain tax positions.

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Pie in the Sky, Inc.

Notes to Financial Statements

For the Year Ended December 31, 2021

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Concentration Risks

There are concentrations on revenue for the Company. The Company is located in a single location in Woods Hole, Massachusetts and is accordingly impacted by the Woods Hole and Massachusetts economic environment which in turn is significantly impacted by tourism activity.

Subsequent Events and Date of Management Review

These financial statements have been updated for subsequent events occurring through April 30, 2022 which is the date these financial statements were available to be issued.

NOTE 3. LOAN RECEIVABLE FROM RELATED PARTY

Loan receivable from related party was $138,506 as of December 31, 2021.

NOTE 4. INCOME TAXES

The Federal IRS filed returns remain open to potential examination by the IRS for a period of three years after the returns are filed. The current open are for years after 2018.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company has a month-to-month lease with Martha Ertman, LLC owned by the sole owner of the Company. In addition, Martha Ertman, LLC owns the property that Pie in the Sky operates in of which the mortgage is guaranteed by the Company. The Company has also a loan to a related party.

NOTE 6. LEASE

The Company has various operating leases. The following is a schedule of future minimum rental payment:

Year	Location	Amount
2021	Woods Hole	January - May $4,335/month
2021	Woods Hole	May - December $5,806/month
2021	Woods Hole	January - December $1,000/month

Total lease for year ended December 31, 2021 was $121,122.

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Pie in the Sky, Inc.

Notes to Financial Statements

For the Year Ended December 31, 2021

NOTE 7. FAIR VALUE MEASUREMENTS

The Company records financial assets and financial liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company incorporates assumptions that market participants would use in pricing the asset or liability and utilizes market data to the maximum extent possible. These fair value measurements incorporate nonperformance risk (i.e., the risk that an obligation will not be fulfilled). In measuring fair value, the Company reflects the impact of credit risk on liabilities, as well as any collateral. The Company also considers the credit standing of counterparties in measuring the fair value of assets.

The Company uses any of three valuation techniques to measure fair value: the market approach, the income approach, and the cost approach in determining the appropriate valuation technique based on the nature of the asset or liability being measured and the reliability of the inputs used in arriving at fair value.

The Company generally applies fair value techniques on a non-recurring basis associated with valuing potential impairment loss related to long-lived assets.

The inputs used in applying valuation techniques include assumptions that market participants would use in pricing the asset or liability (i.e., assumptions about risk). Inputs may be observable or unobservable. The Company uses observable inputs in the Company’s valuation techniques and classifies those inputs in accordance with the fair value hierarchy established by applicable accounting guidance, which prioritizes those inputs. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels are defined as follows:

Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

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Pie in the Sky, Inc.

Notes to Financial Statements

For the Year Ended December 31, 2021

NOTE 7. FAIR VALUE MEASUREMENTS, Continued

Fair value measurements are as follows:

December 31, 2021	Level 1	Level 2	Level 3	Total
Mutual Funds	$883,228	$-	$-	$883,228

NOTE 8. COMMITMENTS AND CONTINGENCIES

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities. Management believes that any liability that may ultimately result from the resolution on these type matters will not have a material effect on the financial condition or results of operations of the Company. Presently management is of the opinion that all pending legal or claim matters will be vigorously contested with any settlement of any opens matter to be covered by insurance and/or to be immaterial to the financial condition of the Company. The Company has no purchase commitments with vendors other than short term purchase orders for ongoing construction. There are no future annual minimum purchase agreements.

NOTE 9. NOTES PAYABLE

The Company had no Notes Payable as of December 31, 2021.

NOTE 10. FIXED ASSETS

Components of fixed assets and accumulated depreciation was recorded at cost and depreciated in accordance with the Modified Accelerated Cost Recovery System (MACRS) required for federal income tax purposes, which does not allocate depreciation to expense over the estimated useful lives of the assets.

	2021
Equipment	$418,470
Furnitures and Fixtures	123,336
Goodwill	25,000
Vehicles	31,094
Accumulated Depreciation	(586,270)	Based on MACRS, 5-7 year life
Net Fixed Assets	$11,630

Depreciation expense for the year end December 31, 2021 was $18,250.

NOTE 11. NEW PRONOUNCEMENT

Leases

In February 2016, the FASB issued ASU 2016-02, Leases. This updated requires lessees to recognize at the lease commencement date a lease liability which is the lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and a right of use assets, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. In June 2020, the FASB issued ASU 2020-05, which allowed The Company has concluded to defer application by one additional year, making these changes effective for the Company for annual reporting periods beginning after December 15, 2021. The Company elected to defer application and is currently evaluating the impact of the adoption of this standard on its financial statements.

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